SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

EnviroStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 10, 2014, EnviroStar, Inc. (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), to amend that certain Credit Agreement, dated as of November 16, 2011, as amended by First Amendment to Credit Agreement, dated as of October 11, 2012, and Second Amendment to Credit Agreement, dated as of November 9, 2012 (collectively, the “Credit Agreement”).  Pursuant to the Third Amendment, among other things, (1) the maturity date for advances under the Credit Agreement has been extended from November 1, 2014 to November 1, 2015, (2) the letter of credit subfacility has been eliminated, (3) the foreign exchange subfacility has been eliminated, and (4) the amount of additional investments in fixed assets that the Company is permitted to make in any fiscal year without the prior consent of Wells Fargo has been increased from $100,000 to $200,000.  Additionally, under the Credit Agreement, the Company was required to maintain, at fiscal year end, a Debt Service Coverage Ratio (as defined in the Credit Agreement) of not less than 1.25 to 1.00.  Pursuant to the Third Amendment, the Debt Service Coverage condition has been eliminated and replaced with a condition that the Company is required to maintain, at fiscal year end, a Fixed Charge Coverage Ratio (as defined in the Third Amendment) of not less than 1.25 to 1.00.  The foregoing description is subject to, and qualified in its entirety by reference to, the full text of the Third Amendment and the Revolving Line of Credit Note filed as exhibits to this Report, each of which exhibits is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

    (d)          Exhibits:

         4.1(a)     Third Amendment to Credit Agreement, dated as of October 10, 2014, between EnviroStar, Inc. and Wells Fargo Bank, National Association.

       4.1(b)  Revolving Line of Credit Note, dated October 10, 2014, from EnviroStar, Inc. to Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: October 15, 2014	By:	/s/ Venerando J. Indelicato
Venerando J. Indelicato,
Treasurer and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

4.1(a)	Third Amendment to Credit Agreement, dated as of October 10, 2014, between EnviroStar, Inc. and Wells Fargo Bank, National Association.

4.1(b)	Revolving Line of Credit Note, dated October 10, 2014, from EnviroStar, Inc. to Wells Fargo Bank, National Association.